Exhibit 1.01

CONFLICT MINERALS REPORT OF
IDEX CORPORATION
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2015

I.	Introduction
This is the Conflict Minerals(1) Report of IDEX Corporation (“we,” “our,” “us,” “IDEX Corporation,” or the “Company”) prepared for calendar year 2015 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.
In accordance with Rule 13p-1, we undertook efforts to determine the content and source of the minerals within our products. The Company designed its efforts in conformity with the internationally recognized due diligence framework put forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas(2) (“OECD Due Diligence Guidance”) and related Supplements.
The statements below are based on the activities performed to date and in good faith by IDEX Corporation and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

II.	Overview
Company Profile
IDEX Corporation is a Delaware corporation incorporated on September 24, 1987. The Company is an applied solutions business that sells an extensive array of pumps, flow meters and other fluidics systems and components and engineered products to customers in a variety of markets around the world. All of the Company’s business activities are carried out through wholly-owned subsidiaries.

The Company has three reportable business segments: IDEX Fluid & Metering Technologies systems are used in a wide variety of severe duty and/or highly precise fluid-handling applications around the world. Customized solutions range from diesel engine lubrication to food and beverage processing to the movement, measurement and dispense of fossil fuels, ethanol and other high value liquids and gases. With some of the most recognized brand names in positive displacement pumps, flow meters, compressors and injectors, IDEX is a supplier of choice within the rapidly growing infrastructure markets including alternative energy, oil & gas, water and wastewater.

Supporting rapid global growth in drug discovery, clinical diagnostics and medical technology advancements, our Health & Science employees design, produce and distribute small-scale, highly precise fluidics components and sub-assemblies used in analytical and diagnostics instruments, as well as a growing range of medical equipment and implantable devices. Within this segment, it’s all about enabling increasingly small and precise sample sizes, more accurate analysis and quicker results for technicians and patients alike.

(1) The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.
(2)OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing. http://dx.doi.org/10.1787/9789264185050-en

When seconds count, our Fire & Safety equipment matters most. Our highly engineered firefighting pumps and foam systems, as well as our Jaws of Life® extrication and recovery tools, are the preferred equipment of Fire & Safety professionals around the globe. Complementing the municipal fire and safety markets, our diversified products group engineers band clamping solutions found everywhere from corner traffic lights and signposts to subsea and marine applications. Our paint dispensing solutions are found at major home improvement stores and independent retailers across the United States and Europe, enabling consumers to obtain a perfect color match every time.
We are subject to this rule as we have determined that, during 2015, conflict minerals were likely necessary to the functionality or production of products we manufactured or contracted to manufacture. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals, and we conduct no purchasing activities directly in the covered countries.
Reasonable Country of Origin Inquiry Information
We have conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources.
IDEX Corporation’s RCOI process included conducting an inquiry of our direct suppliers using the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”). Based on the results of our RCOI, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD framework. Our due diligence efforts are discussed further in this Conflict Minerals Report.
Due Diligence Program Design
The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:
Step 1:     Establish strong company management systems
Step 2:     Identify and assess risks in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5:     Report annually on supply chain due diligence.

III.	Due Diligence Measures Performed by IDEX Corporation
The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.
Step 1: Establish strong company management systems

a.
Conflict minerals team - IDEX Corporation established a conflict minerals team that includes individuals from the appropriate business units and departments, including: Finance, Supply Chain, Legal, and Compliance. The team was structured to include the involvement from those in upper management roles to ensure critical information, including the Company’s conflict minerals policy, reached relevant employees and suppliers. We also engaged a 3rd party to assist us with our compliance efforts.

b.
Conflict minerals policy - IDEX Corporation adopted and published a policy highlighting the Company’s commitment to complying with the reporting and due diligence obligations required by the SEC rule and the Company’s expectations from its suppliers. The policy resides on our corporate website (http://idexcorp.com/segments/sourcing/index.asp). It is reviewed annually and will be updated, if necessary.

c.	Internal engagement - We developed a training program for internal use to educate relevant employees on our conflict minerals program and reporting obligations.

d.
Supplier engagement - IDEX Corporation provided a Supplier letter, which included educational materials to our queried suppliers. Suppliers were provided information on the conflict minerals disclosure requirements and were directed to the CFSI training programs for additional information.

e.
Company level grievance mechanism - As recommended by the OECD Due Diligence Guidance, IDEX Corporation has established a grievance mechanism as a risk-awareness system for conflict minerals issues. Stakeholders can communicate directly and confidentially with our compliance officer or through our Conflict Minerals central inbox.

f.	Records management - IDEX Corporation will maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines of five years.
Step 2: Identify and assess risks in the supply chain
We performed the following steps as part of our risk assessment process:

a.
Identified products in scope - Our conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the Reporting Period as well as prior year’s conflict mineral information to identify products that should be deemed in-scope as described by the Adopting Release.

b.
Conducted RCOI - IDEX Corporation utilized the industry-developed CMRT to query our suppliers for conflict minerals information. We requested this information from the suppliers who provide material and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI. See Appendix I for a list of countries of origin identified through the RCOI process.

c.
Completed additional follow-up - IDEX Corporation contacted direct suppliers that did not respond to our request for conflict minerals information by the requested date. We also worked to clarify and validate the information provided by our suppliers.

d.	Identified smelters or refiners (“SORs”) - IDEX Corporation compiled a list of SORs in our supply chain using our supplier’s responses in their CMRTs.
Step 3: Design and implement a strategy to respond to identified risks
We performed the following steps as part of our risk management plan:

a.
Designed and implemented a plan - IDEX Corporation used risk criteria to evaluate suppliers based on the responses provided within their CMRT as well as any additional documentation furnished to support those responses and the suppliers’ due processes. The resulting risk criteria will be used to develop specific supplier outreach and training to address the identified risks and to take corrective actions with suppliers found not in compliance with our conflict minerals policy.

b.
Verified SORs - As part of the risk mitigation process, the Company reconciled the list of SORs collected from suppliers to the list of smelter facilities identified by the CFSI’s Conflict-Free Smelter Program.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices
IDEX Corporation is relying on published lists from CFSI, London Bullion Market Association (LBMA) and Responsible Jewelry Council (RJC), to confirm the existence and verify the conflict-free status of SORs identified during our due diligence.
Step 5: Report annually on supply chain due diligence
Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at http://idexcorp.com/segments/sourcing/index.asp.

IV.	Product Description; Processing Facilities
Product Description - The Company has three reportable business segments: IDEX Fluid & Metering Technologies systems are used in a wide variety of severe duty and/or highly precise fluid-handling applications around the world. Customized solutions range from diesel engine lubrication to food and beverage processing to the movement, measurement and dispense of fossil fuels, ethanol and other high value liquids and gases. With some of the most recognized brand names in positive displacement pumps, flow meters, compressors and injectors, IDEX is a supplier of choice within the rapidly growing infrastructure markets including alternative energy, oil & gas, water and wastewater.
Supporting rapid global growth in drug discovery, clinical diagnostics and medical technology advancements, our Health & Science employees design, produce and distribute small-scale, highly precise fluidics components and sub-assemblies used in analytical and diagnostics instruments, as well as a growing range of medical equipment and implantable devices. Within this segment, it’s all about enabling increasingly small and precise sample sizes, more accurate analysis and quicker results for technicians and patients alike.
When seconds count, our Fire & Safety equipment matters most. Our highly engineered firefighting pumps and foam systems, as well as our Jaws of Life® extrication and recovery tools, are the preferred equipment of Fire & Safety professionals around the globe. Complementing the municipal fire and safety markets, our diversified products group engineers band clamping solutions found everywhere from corner traffic lights and signposts to subsea and marine applications. Our paint dispensing solutions are found at major home improvement stores and independent retailers across the United States and Europe, enabling consumers to obtain a perfect color match every time.
Processing Facilities - Based on our due diligence process and the information received from our suppliers, the following facilities were identified by the Company’s suppliers as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by the Company in the year ended. The information from our suppliers is still evolving and may contain company level declarations. As such, this smelter list is presented in good faith as the best information we have to date. This list may contain smelters that are not in our supply chain and there may be other smelters not yet identified in our due diligence process. We will continue to update the list as our information and the relevant third-party data from CFSI, LBMA, and RJC improves.

Metal	Standard Smelter Names	Country	Conflict-Free Status
Gold	Advanced Chemical Company	UNITED STATES	Not Determined
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conflict-Free
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Not Determined
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Not Determined
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conflict-Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Not Determined
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conflict-Free
Gold	Argor-Heraeus SA	SWITZERLAND	Conflict-Free
Gold	Asahi Pretec Corporation	JAPAN	Conflict-Free
Gold	Asahi Refining Canada Limited	CANADA	Conflict-Free
Gold	Asahi Refining USA Inc.	UNITED STATES	Conflict-Free
Gold	Asaka Riken Co., Ltd.	JAPAN	Conflict-Free
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Determined
Gold	Aurubis AG	GERMANY	Conflict-Free

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conflict-Free
Gold	Bauer Walser AG	GERMANY	Not Determined
Gold	Boliden AB	SWEDEN	Conflict-Free
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conflict-Free
Gold	Caridad	MEXICO	Not Determined
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conflict-Free
Gold	Cendres + Métaux SA	SWITZERLAND	Not Determined

Gold	Chimet S.p.A.	ITALY	Conflict-Free
Gold	Chugai Mining	JAPAN	Not Determined
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Not Determined
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Determined
Gold	DODUCO GmbH	GERMANY	Conflict-Free
Gold	Dowa	JAPAN	Conflict-Free
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Not Determined
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conflict-Free
Gold	Elemetal Refining, LLC	UNITED STATES	Conflict-Free
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conflict-Free
Gold	Faggi Enrico S.p.A.	ITALY	Not Determined
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Not Determined
Gold	Geib Refining Corporation	UNITED STATES	Not Determined
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Determined
Gold	Guangdong Jinding Gold Limited	CHINA	Not Determined
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Determined
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Determined
Gold	Heimerle + Meule GmbH	GERMANY	Conflict-Free
Gold	Heraeus Ltd. Hong Kong	CHINA	Conflict-Free
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conflict-Free
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Determined
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Determined
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Conflict-Free
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conflict-Free
Gold	Istanbul Gold Refinery	TURKEY	Conflict-Free
Gold	Japan Mint	JAPAN	Conflict-Free
Gold	Jiangxi Copper Company Limited	CHINA	Conflict-Free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conflict-Free
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conflict-Free
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conflict-Free
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Determined
Gold	Kazzinc	KAZAKHSTAN	Conflict-Free

Gold	Kennecott Utah Copper LLC	UNITED STATES	Conflict-Free
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	Not Determined
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conflict-Free
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Not Determined
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Not Determined
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Not Determined
Gold	Lingbao Gold Company Limited	CHINA	Not Determined
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Determined
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conflict-Free
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Determined
Gold	Materion	UNITED STATES	Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conflict-Free
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	Not Determined
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conflict-Free
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conflict-Free
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Not Determined
Gold	Metalor Technologies SA	SWITZERLAND	Conflict-Free
Gold	Metalor USA Refining Corporation	UNITED STATES	Conflict-Free
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Conflict-Free
Gold	Mitsubishi Materials Corporation	JAPAN	Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conflict-Free
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conflict-Free
Gold	Morris and Watson	NEW ZEALAND	Not Determined
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conflict-Free
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	Conflict-Free
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Determined
Gold	Nihon Material Co., Ltd.	JAPAN	Conflict-Free
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conflict-Free
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conflict-Free
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conflict-Free
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Not Determined
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conflict-Free
Gold	PAMP SA	SWITZERLAND	Conflict-Free
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Determined
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conflict-Free
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conflict-Free
Gold	PX Précinox SA	SWITZERLAND	Conflict-Free
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conflict-Free
Gold	Republic Metals Corporation	UNITED STATES	Conflict-Free
Gold	Royal Canadian Mint	CANADA	Conflict-Free

Gold	SAAMP	FRANCE	Not Determined
Gold	Sabin Metal Corp.	UNITED STATES	Not Determined
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Not Determined
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Determined
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Not Determined
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Conflict-Free
Gold	SEMPSA Joyería Platería SA	SPAIN	Conflict-Free
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Determined
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conflict-Free
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conflict-Free
Gold	Singway Technology Co., Ltd.	TAIWAN	Conflict-Free
Gold	So Accurate Group, Inc.	UNITED STATES	Not Determined
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conflict-Free
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conflict-Free
Gold	T.C.A S.p.A	ITALY	Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conflict-Free
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conflict-Free
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conflict-Free
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Determined
Gold	Tony Goetz NV	BELGIUM	Not Determined
Gold	Torecom	KOREA, REPUBLIC OF	Not Determined
Gold	Umicore Brasil Ltda.	BRAZIL	Conflict-Free
Gold	Umicore Precious Metals Thailand	THAILAND	Conflict-Free
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Conflict-Free
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conflict-Free
Gold	Valcambi SA	SWITZERLAND	Conflict-Free
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conflict-Free
Gold	WIELAND Edelmetalle GmbH	GERMANY	Not Determined
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conflict-Free
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conflict-Free
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Determined
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conflict-Free
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Conflict-Free
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	Not Determined
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conflict-Free
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conflict-Free
Tantalum	D Block Metals, LLC	UNITED STATES	Conflict-Free
Tantalum	Duoluoshan	CHINA	Conflict-Free
Tantalum	E.S.R. Electronics	UNITED STATES	Not Determined
Tantalum	Exotech Inc.	UNITED STATES	Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conflict-Free
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conflict-Free
Tantalum	Global Advanced Metals Aizu	JAPAN	Conflict-Free

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conflict-Free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conflict-Free
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Not Determined
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conflict-Free
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Conflict-Free
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conflict-Free
Tantalum	H.C. Starck Inc.	UNITED STATES	Conflict-Free
Tantalum	H.C. Starck Ltd.	JAPAN	Conflict-Free
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conflict-Free
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Conflict-Free
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conflict-Free
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conflict-Free
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conflict-Free
Tantalum	KEMET Blue Metals	MEXICO	Conflict-Free
Tantalum	KEMET Blue Powder	UNITED STATES	Conflict-Free
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Conflict-Free
Tantalum	LSM Brasil S.A.	BRAZIL	Conflict-Free
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conflict-Free
Tantalum	Mineração Taboca S.A.	BRAZIL	Conflict-Free
Tantalum	Mitsui Mining & Smelting	JAPAN	Conflict-Free
Tantalum	Molycorp Silmet A.S.	ESTONIA	Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conflict-Free
Tantalum	Plansee SE Liezen	AUSTRIA	Conflict-Free
Tantalum	Plansee SE Reutte	AUSTRIA	Conflict-Free
Tantalum	QuantumClean	UNITED STATES	Conflict-Free
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Conflict-Free
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conflict-Free
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conflict-Free
Tantalum	Taki Chemicals	JAPAN	Conflict-Free
Tantalum	Telex Metals	UNITED STATES	Conflict-Free
Tantalum	Tranzact, Inc.	UNITED STATES	Conflict-Free
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conflict-Free
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conflict-Free
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conflict-Free
Tantalum	Zhuzhou Cemented Carbide	CHINA	Conflict-Free
Tin	Alpha	UNITED STATES	Conflict-Free
Tin	An Thai Minerals Company Limited	VIET NAM	Not Determined
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Determined
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	Not Determined
Tin	China Tin Group Co., Ltd.	CHINA	Conflict-Free
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Determined

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Conflict-Free
Tin	CV Ayi Jaya	INDONESIA	Conflict-Free
Tin	CV Dua Sekawan	INDONESIA	Not Determined
Tin	CV Gita Pesona	INDONESIA	Conflict-Free
Tin	CV Serumpun Sebalai	INDONESIA	Conflict-Free
Tin	CV Tiga Sekawan	INDONESIA	Not Determined
Tin	CV United Smelting	INDONESIA	Conflict-Free
Tin	CV Venus Inti Perkasa	INDONESIA	Conflict-Free
Tin	Dowa	JAPAN	Conflict-Free
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Not Determined
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Conflict-Free
Tin	EM Vinto	BOLIVIA	Conflict-Free
Tin	Estanho de Rondônia S.A.	BRAZIL	Not Determined
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Not Determined
Tin	Fenix Metals	POLAND	Conflict-Free
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Not Determined
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Not Determined
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conflict-Free
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Not Determined
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not Determined
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Not Determined
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Not Determined
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not Determined
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conflict-Free
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Not Determined
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conflict-Free
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conflict-Free
Tin	Melt Metais e Ligas S/A	BRAZIL	Conflict-Free
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	Not Determined
Tin	Metallic Resources, Inc.	UNITED STATES	Conflict-Free
Tin	Metallo-Chimique N.V.	BELGIUM	Conflict-Free
Tin	Mineração Taboca S.A.	BRAZIL	Conflict-Free
Tin	Minsur	PERU	Conflict-Free
Tin	Mitsubishi Materials Corporation	JAPAN	Conflict-Free
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Not Determined
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Determined
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conflict-Free
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conflict-Free
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conflict-Free
Tin	Phoenix Metal Ltd.	RWANDA	Not Determined
Tin	PT Alam Lestari Kencana	INDONESIA	Not Determined
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conflict-Free
Tin	PT Artha Cipta Langgeng	INDONESIA	Conflict-Free
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conflict-Free
Tin	PT Babel Inti Perkasa	INDONESIA	Conflict-Free
Tin	PT Bangka Kudai Tin	INDONESIA	Not Determined

Tin	PT Bangka Prima Tin	INDONESIA	Conflict-Free
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Not Determined
Tin	PT Bangka Tin Industry	INDONESIA	Conflict-Free
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conflict-Free
Tin	PT BilliTin Makmur Lestari	INDONESIA	Conflict-Free
Tin	PT Bukit Timah	INDONESIA	Conflict-Free
Tin	PT Cipta Persada Mulia	INDONESIA	Conflict-Free
Tin	PT DS Jaya Abadi	INDONESIA	Conflict-Free
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conflict-Free
Tin	PT Fang Di MulTindo	INDONESIA	Not Determined
Tin	PT Inti Stania Prima	INDONESIA	Conflict-Free
Tin	PT Justindo	INDONESIA	Conflict-Free
Tin	PT Karimun Mining	INDONESIA	Not Determined
Tin	PT Kijang Jaya Mandiri	INDONESIA	Not Determined
Tin	PT Mitra Stania Prima	INDONESIA	Conflict-Free
Tin	PT Panca Mega Persada	INDONESIA	Conflict-Free
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Not Determined
Tin	PT Prima Timah Utama	INDONESIA	Conflict-Free
Tin	PT Refined Bangka Tin	INDONESIA	Conflict-Free
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conflict-Free
Tin	PT Seirama Tin Investment	INDONESIA	Not Determined
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conflict-Free
Tin	PT Sukses Inti Makmur	INDONESIA	Conflict-Free
Tin	PT Sumber Jaya Indah	INDONESIA	Conflict-Free
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conflict-Free
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conflict-Free
Tin	PT Tinindo Inter Nusa	INDONESIA	Conflict-Free
Tin	PT Tirus Putra Mandiri	INDONESIA	Not Determined
Tin	PT Tommy Utama	INDONESIA	Conflict-Free
Tin	PT Wahana Perkit Jaya	INDONESIA	Conflict-Free
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Conflict-Free
Tin	Rui Da Hung	TAIWAN	Conflict-Free
Tin	Soft Metais Ltda.	BRAZIL	Conflict-Free
Tin	Thaisarco	THAILAND	Conflict-Free
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Determined
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Conflict-Free
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conflict-Free
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Not Determined
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Conflict-Free
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conflict-Free
Tungsten	ACL Metais Eireli	BRAZIL	Not Determined
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conflict-Free
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conflict-Free
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Not Determined
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conflict-Free

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Not Determined
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Not Determined
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conflict-Free
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	H.C. Starck GmbH	GERMANY	Conflict-Free
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conflict-Free
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conflict-Free
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conflict-Free
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Not Determined
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conflict-Free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Kennametal Fallon	UNITED STATES	Not Determined
Tungsten	Kennametal Huntsville	UNITED STATES	Conflict-Free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Not Determined
Tungsten	Niagara Refining LLC	UNITED STATES	Conflict-Free
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conflict-Free
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	Conflict-Free
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Not Determined
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Not Determined
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Not Determined
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conflict-Free
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conflict-Free
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conflict-Free
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Not Determined
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Not Determined

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conflict-Free

V.	Future Due Diligence
We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information globally available on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we may continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.
In addition to those above, the Company will undertake the following steps during the next compliance period:

•	Continue to collect responses from suppliers using the most recent revision of the CMRT.

•	Engage with suppliers that did not provide a response in 2015 or provided incomplete responses to help with our data collections for 2016.

•	Monitor and track performance of risk mitigation efforts.

•	Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the CFSI.

•	Continue to allow verified conflict-free material from the region to enter our supply chain.

VI.	Independent Private Sector Audit
Not required for calendar year 2015.

APPENDIX I - Countries of Origin
The information provided in this Appendix is based on the information collected from IDEX Corporation’s suppliers.

Angola
Argentina
Australia
Austria
Belgium
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Côte D'Ivoire
Czech Republic
Djibouti
Ecuador
Egypt
Estonia
Ethiopia

France
Germany
Guyana
Hungary
India
Indonesia
Ireland
Israel
Japan
Kazakhstan
Kenya
Laos
Luxembourg
Madagascar
Malaysia
Mongolia
Mozambique
Namibia
Netherlands
Nigeria
Peru

Portugal
Republic of Congo
Russia
Rwanda
Sierra Leone
Singapore
Slovakia
South Africa
South Korea
Spain
Suriname
Switzerland
Taiwan
Tanzania
Thailand
Uganda
United Kingdom
United States of America
Vietnam
Zambia